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                                                                      EXHIBIT 12

                                 NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                                                                  NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30, 1998
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Earnings before fixed charges:
  Net loss....................................................................................        $     (90)
  Benefit for income taxes....................................................................               (6)
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  Loss before income taxes....................................................................              (96)
  Interest and debt expense...................................................................              230
  Interest portion of rental expense..........................................................               21
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Earnings before fixed charges.................................................................        $     155
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Fixed charges:
  Interest and debt expense...................................................................        $     230
  Interest portion of rental expense..........................................................               21
  Capitalized interest........................................................................                3
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    Total fixed charges.......................................................................        $     254
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Ratio of earnings to fixed charges............................................................               .6
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